UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S. Colorado Boulevard, Tower 1, Suite 10200, Denver, Colorado 80222

(Address of Principal Executive Offices) (Zip Code)

(720) 459-3851

(Registrant’s telephone number including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange where registered
Common Stock	GORO	NYSE American

Termination of a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.

On December 31, 2020, in connection with the spin-off by Gold Resource Corporation (the "Company" or "GRC") of its wholly-owned subsidiary, Fortitude Gold Corporation ("FGC"), into a separate, public company, the Company entered into a Management Services Agreement (the "Agreement") with FGC. Under the terms of the Agreement, GRC agreed to provide strategic, technical, management, and administrative support services to FGC. Due to the successful development, by FGC, of their own corporate, administrative and technical capabilities, the Company decided to terminate the Agreement and delivered a notice of termination on April 14, 2021. The Agreement provided that either party could terminate the Agreement upon 30 days written notice by one party to the other. Termination of the Agreement will be effective on May 21, 2021.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: April 16, 2021	By:	/s/ Ann Wilkinson
	Name:	Ann Wilkinson
	Title:	Vice President, Investor Relations and Corporate Affairs